                        BIO-IMAGING TECHNOLOGIES, INC.
                      1991 STOCK OPTION PLAN, AS AMENDED
                      ----------------------------------


     1.   PURPOSE OF PLAN. The purposes of the Bio-Imaging Technologies, Inc.
          ---------------
1991 Stock Option Plan (the "Plan") are to enable key employees of Bio-Imaging Technologies, Inc. (the "Company") and its subsidiaries (including officers and directors) to acquire a (or increase his or her) proprietary interest in the Company and its subsidiaries and to encourage such persons to remain in the employ of the Company or its subsidiaries. Options granted pursuant to the Plan may consist of incentive stock options ("ISOs") as defined under Section 422 of the Internal Revenue code of 1986, as amended (the "Code"), and nonqualified options.

     2.   ADMINISTRATION. The Plan shall be administered by a committee (the
          --------------
"Committee") appointed by the Board of Directors; except that if and to the extent that no Committee exists which had the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors. The Committee shall consist of at least two members of the Board of Directors. Members of the Committee shall be "disinterested persons" (within the meaning of Rule 240.16(b)-3(c) of the Securities and Exchange Commission) who are not employees of the Company or its subsidiaries.

     The Committee shall determine the purchase price of the stock covered by each option, the employees and nonemployee directors to whom, and the time or times at which, options shall be granted, the number of shares to be covered by each option, and the term of each option. In addition, the Committee shall have the power and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.   EFFECTIVENESS AND TERMINATION OF PLAN.
          -------------------------------------
          (a)  The Plan shall become effective as of December 17, 1991.
          (b) The Plan shall terminate on the earliest of (i) the tenth anniversary of the effective date (i.e., December 17, 2001), (ii) the date when
                                  -----
all shares of the Company's Common Stock (the "Shares") reserved for issuance under the Plan have been acquired through the exercise of options granted under the Plan, or (iii) such earlier date as determined by the Board of Directors. Any option outstanding under the Plan at the time of the Plan's termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

     4.   GRANTEES.  Subject to Section 2, options may be granted to key
          --------
employees (including directors and officers), nonemployee directors of the Company and its subsidiaries and consultants as determined by the Committee (each such employee, director and consultant, a "Grantee"); provided however, ISOs shall only be granted to employees.

     5.   THE SHARES.  Subject to Section 7, the aggregate number of Shares
          ----------
which may be issued under the Plan shall be 2,400,000. Such number of Shares may be set aside out of the authorized but unissued Common Stock not reserved for any other purpose or out of Common Stock held in or acquired for the treasury of the Company. If all or part of an expired option is unexercised, the Shares which were not exercised may again be available for grant under the Plan.

     6.   GRANT, TERMS AND CONDITIONS OF OPTIONS. Options may be granted by the
          --------------------------------------
Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions:

          (a) Price.  The purchase price of Shares subject to an ISO shall be no
              -----
less than the fair market value of the Shares at the time of grant; provided, however, if an ISO is granted to a person owning Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the Code ("10% Stockholder"), the purchase price shall be no less than 110% of the fair market value of the Shares. The purchase price of Shares subject to a nonqualified option shall be determined by the committee but shall not be less than the par value of the Shares. If the Company's Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation system on the day the option is granted, fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on such system on such date.

          The exercise price shall be paid in full in United States dollars by cash or by check at the time of exercise. At the discretion of the Committee, the exercise price may be paid with (i) Common Stock already owned by, and in the possession of, the Grantee, or (ii) any combination of United States dollars or Common Stock. Anything contained herein to the contrary notwithstanding, any required withholding tax shall be paid by the Grantee in full at the time of exercise of an option. Common Stock used to satisfy the exercise price of an option shall be valued at its fair market value as of the close of business on the day of exercise. The exercise price shall be subject to adjustment, but only as provided in Section 7 hereof.

          (b)  Limit on Incentive Option Amount.  Notwithstanding any provision
               --------------------------------
contained herein to the contrary, the Shares covered by an ISO granted to a Grantee which are exercisable for the first time during any calendar year shall not exceed the $100,000 limitation in Section 422 of the Code.

          (c)  Duration and Exercise of Options.  An option may be granted for a
               --------------------------------
term as determined by the Committee but the term may not exceed ten (10) years from the date of grant; provided, however, the term of an ISO granted to a 10% Stockholder may not exceed five (5) years. Options shall be exercisable at such time and in such amounts (up to the full amount thereof) as may be determined by the Committee at the time of grant. If an option is exercisable in installments, the Committee shall determine what events, if any, will accelerate the exercise of the option.

          The Plan shall be subject to approval by the Company's stockholders within one (1) year from the date on which it was adopted. Prior to such stockholder approval, options may be granted under the Plan, but any such option shall not be exercisable prior to such stockholder approval. If the Plan is not approved by the Company's stockholders, the Plan shall terminate and all options theretofore granted under the Plan shall terminate and become null and void.

          (d)  Termination of Employment.  Except as otherwise determined by the
               -------------------------
Committee, upon the termination of a Grantee's employment (or service as a nonemployee director or consultant), the Grantee's rights to exercise an option shall be as follows:

               (i) If the Grantee's employment (or service as a nonemployee director or consultant) is terminated on account of total and permanent disability (as defined in Section 22(e)(3) of the Code), an option may be exercised by the Grantee (or by the Grantee's estate if the Grantee dies after termination) at any time within one (1) year after termination on account of disability to the extent exercisable at termination but in no event after the expiration of the term of the option.

               (ii) In the case of a Grantee whose employment (or service as a nonemployee director or consultant) is terminated by death, the Grantee's estate shall have the right for a period of one (1) year following the date of such death to exercise the option to the extent exercisable at the Grantee's death but in no event after the expiration of the term of the option.

               (iii) In the case of a Grantee whose employment with the Company and its subsidiaries (or service as a nonemployee director or consultant) is terminated for any reason other than death or disability, the Grantee's option shall expire as of the date of termination of employment (or service as a nonemployee director or consultant).

               (iv) A Grantee's "estate" shall mean the Grantee's legal representative or any person who acquires the right to exercise an option by reason of the Grantee's death. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee's death or disability and to supply it with a copy of the will (in the case of the Grantee's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an option. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

          (e)  Transferability of Option.  Options shall be transferable only by
               -------------------------
will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee.

          (f)  Form, Modification, Extension and Renewal of Options.  Subject to
               ----------------------------------------------------
the terms and conditions and within the limitations of the Plan, an option shall be evidenced by such form of agreement as is approved by the Committee, and the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (up to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall adversely affect the status of an ISO as an incentive stock option under Section 422 of the Code.

          (g) Other Terms and Conditions.  Options may contain such other
              --------------------------
provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate.

     7.   CAPITAL STRUCTURE CHANGES.
          -------------------------

          (a) If the outstanding shares of the Company's Common Stock are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Board of Directors shall make appropriate and proportionate adjustments in the number and kinds of shares available for options pursuant to the Plan and subject to any outstanding options and in the purchase price therefor. The determination of the Board of Directors as to such adjustments shall be conclusive.

          (b) Fractional Shares resulting from any adjustment in options pursuant to Section 7 shall be eliminated at the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional Shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Grantee whose option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

          (c) Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of substantially all of the property of the Company to another corporation, the Plan and options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full for at least 30 days prior to the termination date whether or not otherwise exercisable during such period.

          (d) Options may be granted under this Plan from time to time in substitution for similar options held by employees of the Company or a subsidiary as the result of a merger or consolidation, the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of fifty percent (50%) or more of the stock of the employing corporation causing it to become a subsidiary.

     8.   SECURITIES LAW REQUIREMENTS.  No option granted pursuant to this Plan
          ---------------------------
shall be exercisable in whole or in part nor shall the Company be obligated to sell any Shares subject to any such option if such exercise or sale, in the opinion of counsel for the Company, violates the Securities Act of 1933 (or other federal or state statutes having similar requirements). Each option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares subject to such option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the committee. The Committee may require each person purchasing Shares pursuant to an option agreement to represent and to agree with the Company in writing that he is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restriction on transfer. All certificates for Shares delivered under the Plan shall be subject to stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     9.   AMENDMENTS.  The Committee may amend the Plan in whole or in part as
          ----------
it deems appropriate and proper; provided, however, except as provided in
Section 7, (i) without stockholder approval no action may be taken which changes the minimum option price, materially increases the benefits accruing to a Grantee under the Plan, materially increases the number of Shares which may be subject to options pursuant to this Plan, or materially modifies the requirements as to eligibility for participation hereunder, and (ii) without the consent of the Grantee, no action may be taken which adversely affects the rights of such Grantee concerning an option.

     10.  NO EMPLOYMENT RIGHT.  Neither this Plan nor any action taken hereunder
          -------------------
shall be construed as giving any right to any individual to be retained as an officer or employee of the Company or any of its subsidiaries.

     11.  GOVERNING LAW.  Except to the extent preempted by federal law, all
          -------------
matters relating to this Plan or to options granted hereunder shall be governed by the laws of the State of Delaware.